Exhibit 99.1

CTPARTNERS EXECUTIVE SEARCH INC. ACQUIRES PARK BROWN, PERTH AUSTRALIA
Leading Independent Industrial Search Firm in Region

New York - July 1, 2014 - CTPartners Executive Search Inc. (NYSE MKT: CTP), a leading executive search firm, today announced that it has acquired the Perth, Australia office of Park Brown International, an executive search firm focusing on the energy, natural resources and infrastructure sectors. On April 29, 2014, the Company announced it had signed a Letter of Intent to acquire Park Brown’s Perth, Australia office. Following the close of the transaction, Park Brown International’s four consultants in the Perth office will increase the Company’s Australian consultants to 11, making CTPartners the fifth largest search business in Australia.
Earlier this year, CTPartners acquired Johnson Executive Search, the leading independent executive search firm based in Sydney, Australia. With the acquisition of Park Brown’s Perth office, the Company continues to build a strong presence in the Australian executive search market which supports the strategy of providing global capabilities to its clients.
Brian Sullivan, CEO of CTPartners said, “Park Brown in Perth is known as the leading Industrial executive search firm in its sector, dominating the Asia Pacific region. The acquisition reflects our growth strategies of bringing aboard expert consultants in key business sectors as well as expanding our global footprint in Asia. Since signing the LOI in April 2014, we have been working with the four partners of Park Brown to strengthen our Industrial sector expertise and complement our existing global natural resources capabilities.”
About CTPartners
CTPartners is a leading global executive search firm that is designed to deliver in-depth expertise, creative strategies, and outstanding results to clients worldwide. Committed to a philosophy of partnering with its clients, CTPartners offers a proven track record in C-Suite, top executive, and board searches, as well as extensive experience in serving private equity and venture capital firms.
From its 28 offices in 17 countries, CTPartners serves clients with a global organization of more than 500 professionals and employees, offering expertise in board advisory services, key leadership functions, and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries.
Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.
The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to successfully integrate new executive search consultants and acquired search firms into our operations; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; projected cost savings as a result of reorganization; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.
The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our annual report on Form 10-K filed on March 12, 2014. The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission.
CTPartners
William J. Keneally - Chief Financial Officer
216-682-3103
wkeneally@ctnet.com
EVC Group
Michael Polyviou/Robert Jones - Investor Relations
212-850-6020
mpolyviou@evcgroup.com